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                                   EXHIBIT 21
                    SUBSIDIARIES OF DUPONT PHOTOMASKS, INC.

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NAME                                                                       ORGANIZED UNDER LAWS OF       OWNERSHIP
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
DuPont Dai Nippon Engineering.........................................  Delaware                              50.0%
DuPont Photomasks Company Limited, Shanghai...........................  Peoples Republic of China             60.5%
DuPont Photomasks Delaware, Inc.......................................  Delaware                             100.0%
DuPont Photomasks Foreign Sales Corporation...........................  Barbados                             100.0%
DuPont Photomasks (France) S.A........................................  France                               100.0%
DuPont Photomasks GmbH................................................  Germany                              100.0%
DuPont Photomasks Korea Ltd...........................................  Republic of Korea                    100.0%
DuPont Photomasks UK Limited..........................................  United Kingdom                       100.0%
DPI Reticle Technology Center, LLC....................................  Delaware                              25.0%
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